Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBO ANNOUNCES REPURCHASE OF $140.2 MILLION OF ITS 3.25% CONVERTIBLE SENIOR NOTES DUE 2026

NEW YORK – JANUARY 14, 2026 – FuboTV Inc. (NYSE: FUBO) today announced the repurchase of $140.2 million aggregate principal amount of its outstanding 3.25% Convertible Senior Notes due 2026.

Pursuant to the terms of the indenture governing the 2026 notes, Fubo repurchased the outstanding notes due February 15, 2026 at a repurchase price of 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

The repurchase follows last week’s receipt by Fubo of the proceeds from a $145 million term loan provided pursuant to a commitment letter entered into in connection with Fubo’s 2025 business combination with Hulu + Live TV. Fubo also announced last week zero repurchases of its Convertible Senior Notes due 2029 following the triggering of a notice to holders regarding their fundamental change repurchase right as a result of the business combination.

“Today’s repurchase, funded with the proceeds from our recent term loan, underscores Fubo’s continued proactive management of our capital structure,” said David Gandler, co-founder and CEO, Fubo. “We are also pleased to report that no shareholders were diluted as a result of this repurchase, as we have repaid the 2026 notes in cash using proceeds from the recent term loan. The remaining $4.5 million aggregate principal amount of 2026 Notes outstanding will be repaid in cash at maturity in February 2026. We believe these actions strengthen Fubo’s capital position and support our continued commitment to delivering an innovative consumer-first streaming company that provides value for shareholders and consumers alike.”

About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the U.S. (UBS estimates) and ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

Fubo Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, financial condition and capitalization. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Transaction; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Transaction; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the Securities and Exchange Commission (“SEC”), and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv